Exhibit 99.1

JOINT FILING AGREEMENT

Dated: March 28, 2014	RIVERSTONE V PVR HOLDINGS, L.P.

	By:	Riverstone Energy Partners V, L.P, its general partner

	By:	Riverstone Energy GP V, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

RIVERSTONE ENERGY PARTNERS V, L.P.

	By:	Riverstone Energy GP V, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

RIVERSTONE ENERGY GP V, LLC

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

Schedule 13D — Exhibit 99.1

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